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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Endeavour International Corporation
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             (Exact name of registrant as specified in its charter)

                 Nevada                                 88-044839
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 1001 Fannin, Suite 1700, Houston, Texas                  77002
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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Common Stock                                      American Stock Exchange

$.001 Par Value Per Share

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
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(Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)  Endeavour International Corporation
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Date  June 10, 2004
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By    /s/ H. Don Teague
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H. Don Teague, Executive Vice President - Administration, General Counsel &
Secretary

* Print the name and title of the signing officer under his signature